LETTER OF INTENT


Date     August 5, 2002

Parties  :

(1) WONG WOON TAK, SIMON of Flat 4E, Block 16, Provident Centre, 51 Wharf Road, North Point, Hong Kong. ( " the Purchaser " )

(2) PROTECTSERVE PACIFIC LIMITED whose registered office is situate at 1101-2, 11th Floor, 148 Electric Street, North Point, Hong Kong ("the Vendor ").


WHEREAS :-

1. The Vendor is a company incorporated in Hong Kong, engaged in the business of developing and marketing the web-based Surveillance Internet Monitoring Systems in the Greater China region and a wholly owned subsidiary of the Link Group Inc.

2. INFOTECH NETWORKS & CABLING LIMITED whose registered office is situate at 8th Floor, Mansion Industrial Building, SIL 739A Kung Ngan, Shaukiwan, Hong Kong ("Infotech"), is a company incorporated in Hong Kong with an authorized capital of HK$2.00 divided into 2 ordinary shares of HK$1.00 each which have been issued or subscribed and fully paid up.

3. Infotech is a network solutions and equipment supplier specialising in the computer data wiring especially in fiber optic installation and systems consultancy services.

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The  Vender  hereby  intends to Sell 100% of Infotech to the  Purchaser  and the
     Purchaser intends to Buy 100% of Infotech from the Vender according to the following terms and conditions: -

1. The Purchase price shall be HK$14,850,000 ( Fourteen Million Eight Hundred and Fifty Thousand HK Dollars ) comprised of CASH HK$1,200,000 ( One Million and Two Hundred Thousand ) and 7,000,000 of The Link Group Inc shares stock valued at US$0.25 ( HK$1.95 ) to the Vendor.

2.       Valuation date of the transaction is agreed to be June 30, 2002.

3. Both parties agree that a definitive agreement should be signed before the end of August.

4.       Time is of the essence of this Letter of Intent.

5. This agreement is subject to due diligence and Board of Director approval.

IN WITNESS whereof the parties hereto have hereunto executed this Letter of Intent the day and year first above written.


by Wong Woon Tak, Simon

/s/ Wong Woon Tak, Simon
--------------------------------            )

by Protectserve Pacific Ltd

/s/ Justin Kwei
--------------------------------